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                                  EXHIBIT 23.2
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                              ARTHUR ANDERSEN LLP



                        CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
 March 18, 1996